UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2020

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (218) 634-3500

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock	ANIP	Nasdaq Stock Market

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 3, 2020, ANI Pharmaceuticals, Inc. (the “Company” or “ANI”) announced the appointment of Nikhil Lalwani, age 43, as President and Chief Executive Officer of the Company, effective as of September 8, 2020 (the “Commencement Date”). Mr. Lalwani will succeed Patrick Walsh, interim President and Chief Executive Officer of the Company, who will continue to serve as Chairman of the Board of Directors of the Company (the “Board”). Mr. Lalwani will also join the Board on the Commencement Date.

Mr. Lalwani has been employed by Cipla Ltd. (“Cipla”), a global pharmaceutical company, in various capacities since May 2012. He held positions of increasing responsibility while at Cipla, including CEO of Cipla USA, CEO of InvaGen, Head of US Strategy, M&A & Integration, and Head of Cipla’s Global Respiratory business. Prior to Cipla, Mr. Lalwani was an Associate Partner with McKinsey & Company serving pharmaceutical and healthcare companies across the world from September 2005 to May 2012. Mr. Lalwani holds a M.B.A. from the Wharton School at the University of Pennsylvania and a B.S. in Electrical Engineering from Georgia Institute of Technology.

There are no arrangements or understandings between Mr. Lalwani and any other person pursuant to which Mr. Lalwani was appointed as President and Chief Executive Officer of the Company, and there is no family relationship between Mr. Lalwani and any of the Company’s other directors or executive officers. In addition, Mr. Lalwani has no interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Employment Agreement with Mr. Lalwani

Pursuant to the employment agreement dated July 24, 2020 between the Company and Mr. Lalwani, his annual base salary is $700,000 and his target annual cash bonus opportunity is 90% of his annual base salary, with the actual amount of such bonus based on performance goals to be established by the Compensation Committee in consultation with Mr. Lalwani.

In addition, pursuant to the employment agreement, the Company committed to grant Mr. Lalwani on the Commencement Date one-time employment inducement awards with an aggregate grant date fair value of $3.5 million (the “Equity Value”), 75% of which will be in the form of an option to purchase shares of the Company’s common stock (the “Option Award”) and 25% of which will be in the form of restricted stock (the “Restricted Stock Award,” and together with the “Option Award,” the “Inducement Award”), in each case vesting in equal annual installments on the anniversary of the Commencement Date over four years and subject to continued employment with the Company on the applicable date of vesting. Under the Option Award, Mr. Lalwani will be entitled to purchase that number of shares of the Company’s common stock equal to the quotient of (x) 75% of the Equity Value divided by (y) the Black-Scholes value of a share of Company common stock, as determined based on the volume weighted average of the closing price for the Company’s stock price for the 10 trading days ending on, and including, the Commencement Date, at an exercise price per share equal to the closing stock price per share on the Option Award grant date. Under the Restricted Stock Award, Mr. Lalwani will be entitled to receive that number of shares of the Company’s common stock equal to the quotient of (x) 25% of the Equity Value divided by (y) the volume weighted average of the closing price of the Company’s stock price for the 10 trading days ending on, and including, the Commencement Date.

The term of the employment agreement will begin on the Commencement Date and continue until terminated by either the Company or Mr. Lalwani as provided in the employment agreement. If Mr. Lalwani’s employment is terminated by the Company “without good cause” or if he resigns for “good reason” (in each case, as defined in the employment agreement), then he will be entitled, subject to his execution of a release of claims, to receive the following severance payments: (i) continued payment of his current annual base salary for 24 months following the termination date (the “Severance Period”), (ii) reimbursement of COBRA premiums for COBRA coverage for 18 months following the termination date based on the portion of the monthly premium costs covered by the Company for group coverage in effect as of the termination date, (iii) if such termination occurs after June 30th in any calendar year, a pro-rated bonus for the year of termination, (iv) a lump sum cash payment equal to his annual maximum bonus amount which will be payable on the next two anniversaries of his termination date, and (v) all of his options to purchase Company common stock and any unvested restricted stock will vest with respect to that number of shares that would have vested during the applicable severance period had he remained employed by the Company during such period, and vested options will remain exercisable through the period set forth in the employment agreement. If Mr. Lalwani’s employment is terminated prior to the Commencement Date, he will be entitled to the above severance benefits, including the grant of the Inducement Award or the economic equivalent of the Inducement Award.

If Mr. Lalwani’s employment is terminated by the Company for any reason other than for “good cause” or if he resigns for “good reason” within 24 months following a “change in control” (as defined in the employment agreement) or his employment is terminated prior to a change in control under conditions specified in the employment agreement, then he will be entitled to receive severance payments, including the following: (i) continued payment of his current annual base salary for 36 months following the later of either the termination date or the date on which the “change of control” occurs (the “CIC Severance Period”), (ii) reimbursement of COBRA premiums for COBRA coverage during the CIC Severance Period based on the portion of the monthly premium costs covered by the Company for group coverage in effect as of the termination date, (iii) a lump sum cash payment equal to the pro-rated portion of the maximum target bonus amount for that year, plus 100% of the maximum target bonus which will be payable on the next three anniversaries of bonus payment date, and (iv) all of his options to purchase Company common stock and any unvested restricted stock will vest in their entirety and vested options will remain exercisable through the period set forth in the employment agreement.

Mr. Lalwani will be subject to non-competition and non-solicitation restrictions for up to 24 months following the termination of his employment, depending on whether the termination is for “good reason” or “good cause” and for 36 months if the termination is in connection with a change of control, in each case subject to certain exceptions.

The foregoing description of Mr. Lalwani’s employment agreement is not complete and is qualified in its entirety by the full text of the employment agreement which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

In connection with his appointment, Mr. Lalwani will also enter into an indemnification agreement substantially in the form of the indemnification agreement for the Company’s officers and directors.

Item 7.01 Regulation FD Disclosure

The press release announcing Mr. Lalwani’s appointment as President and Chief Executive Officer is furnished as Exhibit 99.1 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
10.1	Employment Agreement between Nikhil Lalwani and ANI Pharmaceuticals, Inc., dated July 24, 2020.
99.1	Press release dated August 3, 2020 announcing appointment of Nikhil Lalwani as President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANI PHARMACEUTICALS, INC.

	By:	/s/ Stephen P. Carey
Stephen P. Carey
Vice President Finance, and Chief Financial Officer

Dated: August 3, 2020